UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest reported)	December 11th, 2007

USA VIDEO INTERACTIVE CORP.
(Exact name of registrant as specified in its chapter)
WYOMING	0-29651	06-15763-91
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)
8 West Main Street, Niantic, Connecticut	06352
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code	(860) 739-8030

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.
( ) Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

( ) Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

( ) Pre commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.240.14d-2(b))

( ) Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 8 – Other Events

Item 8.01

Other Events.

The Registrant announced that its wholly owned subsidiary was dealt a loss in its video-on-demand (VOD) patent lawsuit against three major cable television companies yesterday, December 10, when Judge Ron Clark of the U.S. District Court for the Eastern District of Texas rendered summary judgment of non-infringement against the Registrant and in favor of the defendants, Time Warner Cable, Inc., Charter Communications, Inc., and Comcast Cable Communications, LLC.  Judge Clark held that the defendants' accused cable VOD systems did not infringe the patent-in-suit because he concluded that the video transmission time in the accused systems was the same as the actual video viewing time, whereas the patent described video transmission in less time than is required to view the programs in real time.

A copy of the News Release dated December 11th, 2007 is furnished as Exhibit 99.1.

Section 9 – Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits.

Exhibit 99.1

News Release dated December 11th, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USA VIDEO INTERACTIVE CORP.

Date :  December 11, 2007

By :

/s/  Anton J. Drescher

Anton J. Drescher,

Corporate Secretary

Exhibit 99.1

USVO Investor Relations Contact: (860) 739 - 8030

UPDATE: USVO’S CABLE COMPANIES LAWSUIT

(Niantic, CT – December 11, 2007) – USA Video Technology Corporation, a wholly owned subsidiary of USA Video Interactive Corp. (“USVO”) (OTCBB: USVO; TSX: US; BSE/Frankfurt: USF), was dealt a loss in its video-on-demand (VOD) patent lawsuit against three major cable television companies yesterday, December 10, when Judge Ron Clark of the U.S. District Court for the Eastern District of Texas rendered summary judgment of non-infringement against USA Video and in favor of the defendants, Time Warner Cable, Inc., Charter Communications, Inc., and Comcast Cable Communications, LLC.  Judge Clark held that the defendants' accused cable VOD systems did not infringe the patent-in-suit because he concluded that the video transmission time in the accused systems was the same as the actual video viewing time, whereas the patent described video transmission in less time than is required to view the programs in real time.  The company is disappointed with this result and is considering its further options in the matter.

About USVO:

USA Video Interactive Corp. (“USVO”) designs and markets technology for delivery of digital media. USVO developed its MediaEscort™, MediaSentinel™ and SmartMark™ digital watermarking technology to provide a robust means for producers and distributors to invisibly protect their content. USA Video Technology Corp., a wholly owned subsidiary of USVO, holds the pioneering patent for store-and-forward video, filed in 1990 and issued by the United States Patent and Trademark Office on July 14, 1992; it has been cited by at least 206 other patents. USVO holds similar patents in Germany, Canada, England, France, Spain, Italy, and Japan. For more information, visit www.usvo.com.

USA Video Interactive Corporate Headquarters Office: 8 West Main Street, Niantic, Connecticut, 06357  Telephone  (860) 739 - 8030

Facsimile (860) 739 - 8070; Canada Office:  507 – 837 West Hastings Street, Vancouver, BC   V6C 3N6.  Trading symbol on the OTCBB: USVO; Trading symbol on the TSX Venture Exchange US; Trading symbol on the Berlin and Frankfurt Stock Exchanges: USF.   CUSIP 902924208. For more information contact (860) 739 – 8030 or contact@usvo.com.

The press release may contain forward-looking statements.  Actual results may differ materially from those projected in any forward-looking statements.  Investors are cautioned that such forward-looking statements involve risk and uncertainties, which may cause actual results to differ from those described.

MediaEscort, MediaSentinel and SmartMark are trademarks of USA Video Interactive Corp.

The names of actual companies and products mentioned herein may be the trademarks of their respective owners.

The TSX Venture Exchange has not reviewed and does not accept responsibility for the adequacy or accuracy of this release.

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